UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2006

MedQuist Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ	08054
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 206-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A (“Amendment No. 1”) amends the Current Report on Form 8-K filed by MedQuist Inc. (the “Company”) on August 16, 2006 regarding the Employment Agreement entered into by the Company and Linda Reino (the “August 16th 8-K”).  This Form 8-K/A is being filed to (i) add Item 5.02(c) to the August 16th 8-K, and (ii) correct a typographical error in Item 1.01 of the August 16th 8-K which mistakenly indicated that the Company and Ms. Reino have agreed that her employment commencement date shall be October 2, 2005.  The August 16th 8-K should have correctly indicated that the Company and Ms. Reino have agreed that her employment commencement date shall be October 2, 2006.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Linda Reino has been appointed as the Company’s Chief Operating Officer effective as of October 2, 2006.  Ms. Reino, who is 44, served as Chief Information Officer of Universal Health Services (“UHS”) from January 1995 to September 2006.  Prior to her service in that capacity, Ms. Reino served as UHS’ Director of Information Services from January 1993 to January 1995.  Prior to her employment with UHS, Ms. Reino was a Senior Manager for Healthcare Operations with Andersen Consulting.

The information set forth under Item 1.01 of the August 16th 8-K, as corrected as indicated above, is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.

Date:	September 21, 2006	By:	/s/ Howard S. Hoffmann
Name: Howard S. Hoffmann
Title: Chief Executive Officer